UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2011

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 10, 2011, Affirmative Insurance Company (“AIC”), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (the “Registrant”) entered into a Quota Share Reinsurance Contract (the “QS Agreement”) with Greenlight Reinsurance, LTD (the “Reinsurer”). The QS Agreement provides 10.0% quota share reinsurance for all business produced by AIC in the states of Alabama, Illinois, Louisiana and Texas, effective September 1, 2011 through December 31, 2011 (“Period 1”). The QS Agreement also provides 40% quota share reinsurance for all business produced in the states of Alabama, Illinois, Louisiana and Texas for the period of January 1, 2012 through December 31, 2012 (“Period 2”). With respect to Period 1, the reinsurance coverage under the QS Agreement indemnifies AIC with respect to liabilities accruing to AIC as a result of loss or losses under private passenger automobile physical damage and liability policies written or renewed during Period 1 by or on behalf of AIC. With respect to Period 2, the reinsurance coverage under the QS Agreement indemnifies AIC with respect to liabilities accruing to AIC as a result of loss or losses under private passenger automobile physical damage and liability policies: (i) in force at the beginning of Period 2, or (ii) written or renewed during Period 2 by or on behalf of AIC. The reinsurance coverage for Periods 1 and 2 is subject to the terms and limitations set forth in the QS Agreement and includes business assumed as 100.0% quota share reinsurance from the Registrant’s affiliated insurance companies and one unaffiliated insurance company. Notwithstanding the otherwise binding nature of the QS Agreement, the QS Agreement provides that in the event AIC fails to obtain the Illinois Department of Insurance’s approval of the reinsurance arrangement set forth in the QS Agreement by February 28, 2012, the QS Agreement will be deemed null and void since its inception and any amounts previously paid to either party under said agreement shall be returned.

As compensation for the foregoing reinsurance arrangements, for Period 1, AIC will cede to Reinsurer its respective quota share of gross net written premium income collected by AIC for policies issued or renewed during Period 1; however, the unearned portion thereof, as of December 31, 2011, shall be returned to AIC by Reinsurer. At December 31, 2011, AIC shall then cede Reinsurer’s quota share percentage of the unearned portion, as of that date, of the gross net written premium income for the subject policies in force as of that date. In addition, AIC shall cede to Reinsurer its quota share percentage of the gross net written premium income collected by AIC after December 31, 2011 for policies issued or renewed after that date.

AIC shall be entitled to a provisional adjustable ceding commission of 28.5% of the gross net written premium income ceded under the QS Agreement. The foregoing ceding commission may be decreased down to 21% or be increased to up to 36.0% of the gross net written income ceded under the QS Agreement based upon the ratio of losses incurred to net premiums earned.

Simultaneously with any commutation of the QS Agreement, AIC will calculate a profit commission, which shall be based on the cumulative transactions thereunder from inception through the date of calculation, including a commutation amount. Reinsurer shall pay AIC a profit commission of 25% of the amount (if any) by which 58.0% of net earned premium exceeds losses incurred during the term of the QS Agreement. The profit commission payment shall be equal to: (i) 100.0% of the profit commission, if the QS Agreement is commuted as of December 31, 2014 or earlier; (ii) 50.0% of the profit commission, if the QS Agreement is commuted as of July 1, 2015 or an earlier date but not prior to January 1, 2015; or (iii) 0.0% of profit commission, if the QS Agreement is commuted after July 1, 2015.

The descriptions of the terms of the QS Agreement as set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of thereof, including exhibits, a true and correct copy of which being herewith filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Automobile Quota Share Reinsurance Contract between Greenlight Reinsurance, LTD and Affirmative Insurance Company, dated as of November 10, 2011, for the period September 1, 2011 to December 31, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: November 15, 2011	By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: Executive Vice President and Chief Financial Officer